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                                                                    EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                         TO CERTIFICATE OF INCORPORATION

                                       OF

                        DJ ORTHOPEDIC CAPITAL CORPORATION

       DJ Orthopedic Capital Corporation (hereinafter called the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

       1. The current name of the Company is DJ Orthopedic Capital Corporation.

       2. The Certificate of Incorporation of the Company filed on March 22, 1999 is hereby amended by deleting ARTICLE FIRST in its entirety and replacing it with the following:

                                  ARTICLE FIRST

              The name of the corporation (herein called the "Corporation") is

DJ ORTHOPEDICS CAPITAL CORPORATION.

              IN WITNESS WHEREOF, the undersigned has executed this certificate this 4th day of June, 1999.

                                                     /s/ Todd H. Greene
                                                     ------------------
                                                     Name:  Todd H. Greene
                                                     Title:  Sole Incorporator


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                          CERTIFICATE OF INCORPORATION

                                       OF

                        DJ ORTHOPEDIC CAPITAL CORPORATION

                           ---------------------------


                                 ARTICLE FIRST

              The name of the corporation (herein called the "Corporation") is DJ Orthopedic Capital Corporation.

                                 ARTICLE SECOND

       The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                 ARTICLE THIRD

              The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

              The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares, all of which shall be of one class, shall be designated Common Stock and shall have a par value of $.01 per share.


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                                 ARTICLE FIFTH

              The name and mailing address of the incorporator is as follows:

    Name                                              Mailing Address
    ----                                              ---------------

  Todd H. Greene, Esq.                      c/o O'Sullivan Graev & Karabell, LLP
                                                  30 Rockefeller Plaza
                                                 New York, New York 10112


                                 ARTICLE SIXTH

              The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

                                ARTICLE SEVENTH

              A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


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              Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE EIGHTH

              For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

              (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                     (i) to make, alter, amend or repeal the By-laws in any
              manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation;

                     (ii) without the assent or vote of the stockholders, to
              authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

                     (iii) to determine whether any, and if any, what part, of
              the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and


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                     (iv) to fix from time to time the amount of net profits of the Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

              In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

              (b) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

              (c) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c).

                                 ARTICLE NINTH

              Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in


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dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                     * * * *


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              IN WITNESS WHEREOF, I, the undersigned, being the sole
incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand as of the 22nd day of March, 1999.


                                     /s/ Todd H. Greene
                              -----------------------------------
                                       Todd H. Greene
                                      Sole Incorporator